Exhibit 1.01

Multi-Fineline Electronix, Inc.

Conflict Minerals Report

for the Year Ended December 31, 2014

Conflict Minerals Report

I.	Introduction

Multi-Fineline Electronix, Inc. (“MFLEX” or “we,” “our” or “us”) is a global manufacturer and assembler of flexible printed circuit boards and assemblies. Certain of the products that we manufacture or contract to manufacture contain materials or components containing tin, tantalum, tungsten and/or gold (“3TG”) that are necessary to the functionality of those products.

As a result, we are obligated to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). If a company is subject to the Rule, the company must generally investigate the origin of the 3TG in its products. If it appears the company’s 3TG may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and is not from scrap or recycled sources, the company must then exercise due diligence over the source and chain of custody of such 3TG and disclose certain information about its due diligence efforts in this separate Conflict Minerals Report.

Due to the depth of our supply chain, MFLEX is far removed from the sources of ore from which these 3TG are produced and the smelters/refiners that process those ores; our efforts undertaken to identify the country(ies) or origin of those ores as described in this Conflict Minerals Report reflect our circumstances and position in the supply chain. We believe the amount of information that is available globally on the traceability and sourcing of these ores remains limited at this time. We also believe this situation is not unique to MFLEX.

Our efforts to comply with the Rule were undertaken on the products manufactured directly by MFLEX as well as those manufactured for MFLEX by third parties in 2014.

II.	Reasonable Country of Origin Inquiry

MFLEX understands that there are many layers between itself and a smelter or refiner. The number of tiers depends on the components provided to us by our suppliers. We continue to make efforts to fully understand our supply chain and our relationships to the smelters, refiners and countries of origin of our 3TG. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG contained in the products we manufacture or contract to manufacture.

We rely on our direct suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower-tier suppliers. We asked our direct suppliers to provide answers to the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”) to reflect MFLEX’s position on the supply chain. The Template is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

We reviewed the responses to the questionnaires that we received from our direct suppliers both for completeness and internal consistency of the responses contained in each questionnaire. Where necessary, we required our suppliers to provide corrections and clarifications to correct any internal inconsistencies in the responses contained in their respective questionnaires.

As such, we believe our reasonable country of origin inquiry and process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in a Covered Country during calendar year 2014, all within the meaning of the Rule. Therefore, we determined that the Rule required that we exercise due diligence on the source and chain of custody of such 3TG. We also identified scrap and recycled minerals as sources of materials in our supply chain.

III.	Design of Due Diligence Framework

We designed our overall conflict minerals due diligence framework to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “Guidance”).

IV.	Due Diligence Measures Performed by MFLEX

The following are the due diligence measures that were performed by MFLEX on the source and chain of custody of the necessary 3TG contained in our products that we had reason to believe may have originated from the Covered Countries:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).

•	Maintained a company policy on Conflict Minerals (our “Conflict Minerals Policy”), which can be located on our website at http://www.mflex.com/Content/PDF/Conflict%20Minerals%20Policy.pdf, and communicated our Conflict Minerals Policy to our direct suppliers.

•	Communicated the commitments and requirements expected of MFLEX suppliers via our Supplier Code of Conduct, supported by email and phone dialogues.

•	Compared smelters and refiners identified by the supply chain survey against the U.S. Department of Commerce’s list of all known mineral processing facilities worldwide, published in September 2014, as well as the list of conflict-free smelters and refiners maintained by the Conflict-Free Sourcing Initiative.

•	Supported the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters or refiners.

•	Pursued risk mitigation efforts for a limited number of our direct suppliers who have indicated that a portion of the 3TG originated from sources in the Covered Countries not verified as conflict free.

V.	Due Diligence Results

Our due diligence results are inherently limited. As a downstream purchaser of 3TG, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TG. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TG. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

We received inconclusive information from some of our direct suppliers. We also received information from a number of our direct suppliers indicating that some of the 3TG originated from verified conflict-free sources in the Covered Countries. In addition, we received information from a limited number of our direct suppliers indicating that a portion of the 3TG originated from sources in the Covered Countries not verified as conflict free. For that limited number we are actively pursuing risk mitigation efforts. Overall, sourcing information about our products in their entirety is not yet available. However, after reviewing the results of our due diligence, we did not find evidence to suggest that any of the 3TG in our supply chain funded or benefited armed groups in the Covered Countries.

Based on the information provided by our suppliers and our own due diligence efforts, we believe that, to the best of our knowledge, the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Table 1 below. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters and refiners which do not provide 3TG utilized in our manufactured products. Although we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products, based on the information provided by our suppliers and other publicly available information, we believe that the countries of origin of the 3TG in our products include the countries listed in Table 2 below.

Additionally, we cross-checked the list of smelters and refiners in Table 1 with the list of smelters and refiners who are compliant with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program.

Table 1: Smelters and Refiners

A.L.M.T. Corp.

Aida Chemical Industries Co. Ltd.

Allgemeine Gold-und Silberscheideanstalt A.G.

Almalyk Mining and Metallurgical Complex (AMMC)

Alpha

AngloGold Ashanti Córrego do Sítio Minerção

Argor-Heraeus SA

Asahi Pretec Corporation

Asaka Riken Co Ltd

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.

Aurubis AG

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Bauer Walser AG

Boliden AB

C. Hafner GmbH + Co. KG

Caridad

CCR Refinery – Glencore Canada Corporation

Cendres + Métaux SA

Changsha South Tantalum Niobium Co., Ltd.

Chenzhou Diamond Tungsten Products Co., Ltd.

Chimet S.p.A.

China National Gold Group Corporation

China Rare Metal Materials Company

China Tin Group Co., Ltd.

Chongyi Zhangyuan Tungsten Co., Ltd.

Chugai Mining

CNMC (Guangxi) PGMA Co. Ltd.

Codelco

Colt Refining

Conghua Tantalum and Niobium Smeltry

Cooper Santa

CV Duta Putra Bangka

CV Gita Pesona

CV JusTindo

CV Makmur Jaya

CV Nurjanah

CV Prima Timah Utama

CV Serumpun Sebalai

CV United Smelting

Daejin Indus Co. Ltd

Daye Non-Ferrous Metals Mining Ltd.

Dayu Weiliang Tungsten Co., Ltd.

Do Sung Corporation

Doduco

Dowa Mining Co., Ltd.

Duoluoshan Sapphire Rare Metal Co., Ltd.

Eco-System Recycling Co., Ltd.

Empresa Metallurgica Vinto

Estanho de Rondônia S.A.

Exotech Inc.

F&X Electro-Materials Ltd.

Feinhutte Halsbrucke GmbH

Fenix Metals

Foshan Nanhai Tong Ding Metal Company. Ltd.

FSE Novosibirsk Refinery

Fujian Jinxin Tungsten Co., Ltd.

Gansu Seemine Material Hi-Tech Co Ltd

Ganxian Shirui New Material Co., Ltd.

Ganzhou Huaxing Tungsten Products Co., Ltd.

Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Ganzhou Non-ferrous Metals Smelting Co., Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.

Gejiu Kai Meng Industry and Trade LLC

Gejiu Non-Ferrous Metal Processing Co. Ltd.

Gejiu Zi-Li

Global Advanced Metals Aizu

Global Advanced Metals Boyertown

Global Tungsten & Powders Corp.

Golden Egret Special Alloy Co. Ltd

Guangdong Jinding Gold Limited

Guangdong Xianglu Tungsten Industry Co., Ltd.

Guangdong Zhiyuan New Material Co., Ltd.

H.C. Starck Co., Ltd.

H.C. Starck GmbH

H.C. Starck GmbH Goslar

H.C. Starck GmbH Laufenburg

H.C. Starck Hermsdorf GmbH

H.C. Starck Inc.

H.C. Starck Ltd.

H.C. Starck Smelting GmbH & Co.KG

Heimerle + Meule GmbH

Hengyang King Xing Lifeng New Materials Co., Ltd.

Heraeus Ltd. Hong Kong

Heraeus Materials Technology GmbH & Co. KG

Heraeus Precious Metals GmbH & Co. KG

Hi-Temp Specialty Metals, Inc.

Huichang Jinshunda Tin Co. Ltd

Hunan Chenzhou Mining Group Co., Ltd.

Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.

Hwasung CJ Co. Ltd

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited

Ishifuku Metal Industry Co., Ltd.

Istanbul Gold Refinery

Japan Mint

Japan New Metals Co., Ltd.

Jean Goldschmidt International SA

Jiangxi Copper Company Limited

Jiangxi Gan Bei Tungsten Co., Ltd.

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Jiangxi Nanshan

Jiangxi Rare Earth & Rare Metals Tungsten Group Corp

Jiangxi Richsea New Materials Co., Ltd.

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Jiangxi Tungsten Industry Group Co Ltd

Jiangxi Xinsheng Tungsten Industry Co., Ltd.

JiuJiang JinXin Nonferrous Metals Co., Ltd.

Jiujiang Tanbre Co., Ltd.

Johnson Matthey Inc.

Johnson Matthey Ltd

JSC Ekaterinburg Non-Ferrous Metal Processing Plant

JSC Uralelectromed

JX Nippon Mining & Metals Co., Ltd.

Kai Unita Trade Limited Liability Company

Kazzinc Inc.

KEMET Blue Metals

KEMET Blue Powder

Kennametal Fallon

Kennametal Huntsville

Kennecott Utah Copper LLC

King-Tan Tantalum Industry Ltd

Kojima Chemicals Co., Ltd

Korea Metal Co. Ltd

Kyrgyzaltyn JSC

L’ azurde Company For Jewelry

Lingbao Gold Company Limited

Lingbao Jinyuan Tonghui Refinery Co. Ltd.

Linwu Xianggui Smelter Co

LSM Brasil S.A.

LS-NIKKO Copper Inc.

Luoyang Zijin Yinhui Metal Smelt Co Ltd

Magnu’s Minerais Metais e Ligas LTDA

Malaysia Smelting Corporation (MSC)

Malipo Haiyu Tungsten Co., Ltd.

Materion

Matsuda Sangyo Co., Ltd.

Melt Metais e Ligas S/A

Metallo-Chimique

Metallo-Chimique N.V.

Metallurgical Products India (Pvt.) Ltd.

Metalor Technologies (Hong Kong) Ltd

Metalor Technologies (Singapore) Pte. Ltd.

Metalor Technologies (Suzhou) Co Ltd

Metalor Technologies SA

Metalor USA Refining Corporation

Met-Mex Peñoles, S.A.

Mineração Taboca S.A.

Minsur

Mitsubishi Materials Corporation

Mitsui Mining and Smelting Co., Ltd.

Molycorp Silmet A.S.

Moscow Special Alloys Processing Plant

Nadir Metal Rafineri San. Ve Tic. A.Ş.

Navoi Mining and Metallurgical Combinat

Nghe Tinh Non-Ferrous Metals Joint Stock Company

Nihon Material Co. LTD

Ningxia Orient Tantalum Industry Co., Ltd.

Novosibirsk Integrated Tin Works

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC

O.M. Manufacturing (Thailand) Co., Ltd.

O.M. Manufacturing Philippines, Inc.

Ohio Precious Metals, LLC

Ohura Precious Metal Industry Co., Ltd

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)

OJSC Kolyma Refinery

Operaciones Metalurgical S.A.

PAMP SA

Penglai Penggang Gold Industry Co Ltd

Plansee SE Liezen

Plansee SE Reutte

Prioksky Plant of Non-Ferrous Metals

PT Alam Lestari Kencana

PT Aneka Tambang (Persero) Tbk

PT Artha Cipta Langgeng

PT ATD Makmur Mandiri Jaya

PT Babel Inti Perkasa

PT Babel Surya Alam Lestari

PT Bangka Kudai Tin

PT Bangka Putra Karya

PT Bangka Timah Utama Sejahtera

PT Bangka Tin Industry

PT Belitung Industri Sejahtera

PT BilliTin Makmur Lestari

PT Bukit Timah

PT DS Jaya Abadi

PT Eunindo Usaha Mandiri

PT Fang Di MulTindo

PT HP Metals Indonesia

PT Inti Stania Prima

PT Justindo

PT Karimun Mining

PT Koba Tin

PT Mitra Stania Prima

PT Panca Mega Persada

PT Pelat Timah Nusantara Tbk

PT Prima Timah Utama

PT Refined Banka Tin

PT Sariwiguna Binasentosa

PT Seirama Tin investment

PT Stanindo Inti Perkasa

PT Sumber Jaya Indah

PT Supra Sukses Trinusa

PT Tambang Timah

PT Timah (Persero), Tbk

PT Tinindo Inter Nusa

PT Tommy Utama

PT Yinchendo Mining Industry

Pure Technology

PX Précinox SA

QuantumClean

Rand Refinery (Pty) Ltd

Republic Metals Corporation

RFH Tantalum Smeltry Co., Ltd

Royal Canadian Mint

RUI DA HUNG

Sabin Metal Corp.

Samduck Precious Metals

SAMWON METALS Corp.

Schöne Edelmetaal B.V.

SEMPSA Joyería Platería SA

Shandong Zhaojin Gold & Silver Refinery Co. Ltd

Shanghai Jiangxi Metals Co., Ltd.

So Accurate Group, Inc.

SOE Shyolkovsky Factory of Secondary Precious Metals

Soft Metais, Ltda.

Solar Applied Materials Technology Corp.

Solikamsk Metal Works

Sumitomo Metal Mining Co., Ltd.

Super Dragon Technology Co., Ltd.

Taki Chemicals

Tanaka Kikinzoku Kogyo K.K.

Tejing (Vietnam) Tungsten Co., Ltd.

Telex

Thaisarco

The Great Wall Gold and Silver Refinery of China

The Refinery of Shandong Gold Mining Co. Ltd

Tokuriki Honten Co., Ltd

TongLing Nonferrous Metals Group Holdings Co., Ltd.

Torecom

Ulba

Umicore Brasil Ltda

Umicore Precious Metals Thailand

Umicore SA Business Unit Precious Metals Refining

United Precious Metal Refining, Inc.

Valcambi SA

Vietnam Youngsun Tungsten Industry Co., Ltd

Western Australian Mint trading as The Perth Mint

White Solder Metalurgia e Mineração Ltda.

Wolfram Bergbau und Hütten AG

Wolfram Company CJSC

Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd

Xiamen Tungsten (H.C.) Co., Ltd.

Xiamen Tungsten Co., Ltd.

Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Yamamoto Precious Metal Co., Ltd.

Yichun Jin Yang Rare Metal Co., Ltd

Yokohama Metal Co Ltd

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Yunnan Copper Industry Co Ltd

Yunnan Tin Company Limited

Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Zhuzhou Cement Carbide

Zijin Mining Group Co. Ltd

Table 2: Countries of Origin for 3TG

Angola

Australia

Austria

Belarus

Belgium

Bermuda

Bolivia

Burundi

Brazil

Canada

Chile

China

Democratic Republic of Congo

Estonia

Ethiopia

France

Germany

India

Indonesia

Italy

Japan

Jersey

Kazakhstan

Kyrgyzstan

Malaysia

Mexico

Morocco

Mozambique

Namibia

Netherlands

Niger

Peru

Philippines

Poland

Portugal

Rwanda

Russian Federation

Saudi Arabia

Sierra Leone

Singapore

South Africa

South Korea

Spain

Sweden

Switzerland

Taiwan

Tanzania

Thailand

Turkey

United Arab Emirates

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe

VI.	Process Considerations

We will continue to communicate our expectations regarding compliance with our Conflict Minerals Policy to our direct suppliers. We will continue to make inquiries to our direct suppliers and provide training and guidance to them regarding our Conflict Minerals Policy when appropriate. We will also continue to undertake additional fact and risk assessments where necessary, and monitor changes in supplier circumstances that may impact their compliance with our Conflict Minerals Policy, which in turn may impact our continued engagement of and relationship with certain suppliers. As part of our risk mitigation efforts, we expect our suppliers who do not currently comply with our Conflict Minerals Policy, particularly those using smelters or refiners that are not verified as conflict free and who have not begun the audit process, to publicly demonstrate progress toward a conflict-free supply chain. If we become aware of suppliers whose sourcing of 3TG or ability to comply with our Conflict Minerals Policy does not improve, we may suspend orders or terminate the business relationship with those suppliers. We expect our suppliers to take similar measures with their suppliers to ensure alignment with our sourcing philosophy throughout the supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2014.

This Form SD (“Form”) contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions as to our expectations regarding our conflict mineral compliance plans, our customers’ requirements and the impact of compliance, including any statement which is preceded by the word “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “aim,” “potential,” “plan,” or similar words. For all of the foregoing forward-looking statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Important factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements include, but are not limited to, our ability to successfully meet our customers’ demands, our effectiveness in managing the conflict minerals RCOI and due diligence processes, costs of our compliance, the degree to which we are able to determine our vendors’ use of conflict-free smelters and refiners, and the impact of industry wide initiatives such as the Conflict-Free Smelter Program. These forward-looking statements represent our judgment as of the date hereof. We disclaim any intent or obligation to update these forward-looking statements.